UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2022 (March 18, 2022)
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (972) 443-4000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
1.125% Senior Notes due 2023	CE /23	The New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange
0.625% Senior Notes due 2028	CE /28	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement
On March 18, 2022, Celanese US Holdings LLC (“Celanese US”), a wholly-owned subsidiary of Celanese Corporation (the “Company”), entered into (a) a Credit Agreement (the “Revolving Credit Agreement”) by and among the Company, Celanese US, Celanese Europe B.V. (together with Celanese US, the “Borrowers”), certain subsidiaries of Celanese US from time to time party thereto as borrowers, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer and other Swing Line Lenders and L/C Issuers party thereto; and (b) a Term Loan Credit Agreement (the “Term Loan Credit Agreement” and together with the Revolving Credit Agreement, the “Credit Agreements”) by and among the Company, Celanese US, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent. The Revolving Credit Agreement is guaranteed by the Company, Celanese US and certain subsidiaries of Celanese US. The Term Loan Credit Agreement is guaranteed by the Company and certain subsidiaries of Celanese US.
The Revolving Credit Agreement provides for a five-year $1.75 billion revolving credit facility, including a $250 million letter of credit sublimit (the “Revolving Facility”). The proceeds from $365 million of borrowings under the Revolving Facility were used to repay and terminate the Company's existing revolving credit facility under that certain Credit Agreement dated as of January 7, 2019, by and among the Company, Celanese US, certain subsidiaries of Celanese US from time to time party thereto as borrowers, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer and other Swing Line Lenders and L/C Issuers party thereto.
Amounts outstanding under the Revolving Credit Agreement accrue interest at a rate equal to Term SOFR, SONIA, EURIBOR, CDOR or TIBOR plus a margin of 1.00% to 2.00% per annum, or the base rate plus a margin of 0.00% to 1.00%, in each case, based on the Company’s senior unsecured debt rating. Undrawn amounts under the Revolving Credit Agreement are subject to a commitment fee of 0.09% to 0.35%.
The Term Loan Credit Agreement provides for a tranche of delayed-draw term loans due 364 days from issuance in an amount equal to $500 million and a tranche of delayed-draw term loans due five years from issuance in an amount equal to $1 billion (the “Term Loan Facility”). The proceeds from the Term Loan Facility are expected to be used to finance, in part, the acquisition of a majority of the Mobility and Materials business of DuPont de Nemours, Inc. and its affiliates and the other transactions related thereto (the “Acquisition”), and to pay fees, commissions and expenses related thereto. The funding of the term loans provided for in the Term Loan Credit Agreement is subject to the satisfaction of customary conditions, including the consummation of the Acquisition in accordance with the associated definitive transaction agreement related thereto. The entry into the Term Loan Credit Agreement reduces availability under the Company’s 364-day $11 billion senior unsecured bridge term loan facility entered into on February 17, 2022 by $1.5 billion.
Amounts outstanding under the 364-day tranche of the Term Loan Credit Agreement accrue interest at a rate equal to Term SOFR plus a margin of 1.00% to 2.00% per annum, or the base rate plus a margin of 0.00% to 1.00%, in each case, based on the Company’s senior unsecured debt rating. Amounts outstanding under the 5-year tranche of the Term Loan Credit Agreement accrue interest at a rate equal to Term SOFR plus a margin of 1.125% to 2.125% per annum, or the base rate plus a margin of 0.125% to 1.125%, in each case, based on the Company’s senior unsecured debt rating. Undrawn amounts under the Term Loan Credit Agreement are subject to a ticking fee of 0.09% to 0.35%.
The Credit Agreements contain certain covenants, which, among other things, require the maintenance of a consolidated leverage ratio (which is subject to adjustment following the Acquisition and certain other qualifying acquisitions, as set forth in the Credit Agreements), restrict certain merger transactions or the sale of all or substantially all of the assets of the Company or a significant subsidiary of the Company and limit the amount of liens and subsidiary indebtedness. Upon the occurrence of certain events of default, the Company’s obligations under the Credit Agreements may be accelerated. Such events of default include payment defaults under the Credit Agreements, covenant defaults and other customary defaults.
The financial institutions party to the Credit Agreements have performed and may continue to perform commercial banking and financial services for the Company for which they have received and will continue to receive customary fees.
The foregoing description does not constitute a complete summary of the terms of the Credit Agreements and is qualified in its entirety by reference to the copies of the Credit Agreements filed as Exhibits 10.1 and 10.2 to this Current Report, which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit Number
Description

10.1
Credit Agreement, dated as of March 18, 2022, by and among Celanese Corporation, Celanese US Holdings LLC, Celanese Europe B.V., certain subsidiaries of Celanese US Holdings LLC from time to time party thereto as borrowers, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer and other Swing Line Lenders and L/C Issuers party thereto.*

10.2
Term Loan Credit Agreement, dated as of March 18, 2022, by and among Celanese Corporation, Celanese US Holdings LLC, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer and other Swing Line Lenders and L/C Issuers party thereto.*

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document contained in Exhibit 101)
* The Company has omitted certain schedules and similar attachments to such agreements pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ MICHAEL R. SULLIVAN
Name:	Michael R. Sullivan
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date:	March 24, 2022
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